Exhibit 10.16

EXECUTION COPY

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of January 12, 2021, is between Diamond S Management LLC, a limited liability company organized under the laws of the Marshall Islands (the “Company”), and Kevin Kilcullen (“Executive”).

WHEREAS, Executive is currently employed by the Company pursuant to an employment agreement, dated April 2, 2020 (the “Effective Date”) between the Company and Executive (the “Employment Agreement”).

WHEREAS, the parties desire to amend the Employment Agreement as of the Effective Date.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

1.            Capitalized terms, unless otherwise defined or modified herein, shall have the meaning ascribed to such terms in the Employment Agreement.

2.            Section 3(b) of the Employment Agreement is hereby amended and restated in its entirety to provide as follows:

(b)         Bonus. During the Term, Executive shall have an opportunity to earn a cash bonus (“Annual Bonus”) for each fiscal year during the Term with a target amount of at least 70% of Executive’s Base Salary for the current fiscal year (“Target Bonus”). The Annual Bonus shall be subject to performance goals and an evaluation of Executive’s individual contributions determined each fiscal year by the Board of Directors of the Parent (the “Board”) (or the applicable committee or sub-committee to which such authority has been delegated), of which 60% of the applicable Target Bonus shall be subject to goals based on the Parent’s performance, 20% of the applicable Target Bonus shall be based on the achievement of certain individual goals unique to the Executive and 20% of the applicable Target Bonus shall be based on an evaluation of the Executive’s individual performance. The aggregate amount of any Annual Bonus actually payable to Executive hereunder, if any, shall be determined by the Board (or the applicable committee or sub-committee to which such authority has been delegated) in its reasonable discretion as soon as practicable following the end of the applicable fiscal year, and shall be paid no later than the 15th day of the third month following such fiscal year end. In order to be eligible for any Annual Bonus, Executive must be in the active employ of the Company as of December 31 of the applicable fiscal year.

3.            Except as above amended, all of the terms of the Employment Agreement are hereby ratified and affirmed and shall remain in full force and effect.

4.           This Amendment may be executed in two or more counterparts (including by facsimile or PDF), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. If any signature is delivered by facsimile transmission or by PDF, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile or PDF signature were an original thereof.

5.            This Amendment supersedes and replaces any previous agreements and discussions pertaining to the subject matter covered herein. This Amendment constitutes the entire agreement of the parties with regard to the terms of Executive’s bonus compensation, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect to such matters. Executive acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to the foregoing matters that is not embodied in the Employment Agreement, as amended by this Amendment, and that no agreement, statement, or promise relating to the employment of Executive by the Company that is not contained in the Employment Agreement, as amended by this Amendment, will be valid or binding. Executive acknowledges that neither the Company and/or any member of the Company Group, nor any representative of the Company and/or any member of the Company Group, has made and Executive has not relied upon any representation or promise to Executive other than as expressly set forth herein. Executive represents that he has complied with all restrictive covenants, obligations of confidentiality, and intellectual property provisions contained in any prior employment agreement between Executive and the Company, any member of the Company Group, or any prior employer.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement effective as of the Effective Date.

DIAMOND S MANAGEMENT LLC,

By:	/s/ Craig H. Stevenson, Jr.
Name: Craig H. Stevenson, Jr.
Title: President, Chief Executive Officer and Secretary

ALL PAYMENTS HEREUNDER GUARANTEED BY DIAMOND S SHIPPING INC.,
By:	/s/ Craig H. Stevenson, Jr.
Name: Craig H. Stevenson, Jr.
Title: President and Chief Executive Officer

EXECUTIVE,

By:	/s/ Kevin Kilcullen
Kevin Kilcullen